Exhibit 99.1

Augmedix Delivers Continued Sales Momentum;

Reports First Quarter 2023 Financial Results

SAN FRANCISCO, Calif. – May 12, 2023 – Augmedix (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners, today reported financial results for the three months ended March 31, 2023.

“Augmedix begins 2023 with continued commercial momentum, increasing operating leverage, and a landmark strategic partnership and financing with HCA Healthcare, Inc., one of the nation’s leading healthcare providers,” commented Manny Krakaris, Chief Executive Officer at Augmedix. “Together with HCA Healthcare, we are accelerating the development of technology such as Augmedix Go that aims to transform the way patient care is documented in the acute care setting. This collaboration with HCA serves as a powerful vote of confidence in our strategy and technology. The financing, which also includes our largest investor, Redmile Group, LLC, should enable Augmedix to achieve cash flow sustainability without further external funding.”

Continued Mr. Krakaris, “Our record first quarter bookings and accelerating revenue growth comes from deploying our technology with existing and new customers and in more healthcare settings. Simultaneously, we are progressing towards cash flow profitability as evidenced by increased gross profit year-on-year and flat operating expenses sequentially, leading to narrowing net and EBITDA losses. We look forward to continuing our momentum as we progress toward our goal of reaching operating cash flow breakeven before net interest expense as we exit 2024.”

“Our platform-based approach that puts control in the hands of the clinician is resonating with large healthcare systems such as HCA Healthcare and others which sense the potential of automation. The development of our next-generation Augmedix Go product, which harnesses the most powerful AI tools in a thoughtful and responsible manner, is progressing according to plan, and should further expand our market presence and contribute to incremental growth.”

First Quarter 2023 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended March 31, 2022.

●	Total revenue was $9.6 million, an increase of 38% compared to $7.0 million.

●	Dollar-based Net Revenue Retention was 136% for our Health Enterprise customers compared to 133% in the first quarter of 2022 and 126% in the fourth quarter of 2022.

●	Average Clinicians in Service grew 43%.

●	GAAP Gross Margin increased 100 basis points to 45.6% compared to 44.6%.

●	GAAP Operating Expenses were $9.5 million, up 10% compared to $8.6 million. GAAP Operating Expenses in the first quarter of 2023 were flat versus the fourth quarter of 2022. Non-GAAP operating expenses, which exclude stock-based compensation, grew 9% to $9.0 million compared to $8.2 million.

●	GAAP Net Loss was $5.2 million compared to $6.0 million.

●	EBITDA losses declined to $4.7 million compared to $5.2 million. Adjusted EBITDA losses declined to $4.1 million compared to $4.8 million, which excludes stock-based compensation in both periods and a compensation accrual catch-up.

●	Cash, cash equivalents and restricted cash were $20.6 million as of March 31, 2023, compared to $22.0 million as of December 31, 2022.

●	Completed a $12.0 million equity raise with HCA Healthcare, Inc. and Redmile Group, LLC on April 19, 2023. This capital raise enables Augmedix to reach cash flow sustainability with the capital and liquidity now on our balance sheet. Based on our current plan, we expect to reach cash flow breakeven as we exit 2024.

Non-GAAP operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below and the Reconciliation of the GAAP to Non-GAAP Financial Measures table below in this press release.

2023 Revenue Guidance

Augmedix now expects at least $42 million of revenue in 2023.

Conference Call

Augmedix will host a conference call at 5:30 a.m. PT / 8:30 a.m. ET on Friday, May 12, 2023, to discuss its first quarter 2023 financial results. The conference call can be accessed by dialing +1-877-407-3982 for U.S. participants or +1-201-493-6780 for international participants and referencing conference ID #13738771. Interested parties may access a live and archived webcast of the event on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners. Augmedix is on a mission to help clinicians and patients form a human connection at the point of care with seamless technology. Augmedix’s proprietary Notebuilder Platform extracts relevant data from natural clinician-patient conversations and converts that data into medical notes in real time, which are seamlessly transferred to the EHR. The company’s platform uses proprietary Natural Language Processing Models, Google Cloud’s Automatic Speech Recognition, and medical documentation specialists to generate accurate and timely medical notes. Leveraging this platform, Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction. Augmedix is also leading the revolution in leveraging point-of-care data by making connections between millions of clinician-patient interactions and analyzing them to deliver actionable insights that elevate patient care. Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP Operating Expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding Augmedix’s continued commercial momentum and acceleration of the development of its technology; the recent collaboration and financing enabling us to achieve cash flow sustainability without further external funding; our progress towards both cash flow sustainability and profitability; our looking forward to continuing our momentum as we progress towards our goal of reaching operating cash flow breakeven before net interest expense as we exit 2024; and the development of our next-generation Augmedix Go product progressing according to plan and which should further expand our market presence and contribute to incremental growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Matt Chesler, CFA

FNK IR

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except Average Clinicians in Service)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$9,628	$6,985
Cost of revenues	5,242	3,872
Gross profit	4,386	3,113
Operating expenses
General and administrative	4,207	4,047
Sales and marketing	2,563	2,320
Research and development	2,710	2,280
Total operating expenses	9,480	8,647
Loss from operations	(5,094)	(5,534)

Other income (expense), net	(145)	(491)
Net loss	$(5,239)	$(6,025)

Wt. avg. common shares outstanding	37,491	37,396

Average Clinicians in Service	1,371	961

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2023	2022
Stock Based Compensation Expense
Cost of revenues	$26	$21
General and administrative	357	310
Sales and marketing	59	28
Research and development	91	65
Total stock-based compensation expense	$533	$424

Net loss	$(5,239)	$(6,025)
Interest, net	246	596
Tax	33	19
Depreciation	279	174
EBITDA	$(4,681)	$(5,236)
Stock-based compensation expense	533	424
Post-employment benefit fund catchup	-	30
Adjusted EBITDA	$(4,148)	$(4,782)

GAAP Cost of Revenues	$5,242	$3,872
Less: Stock-based compensation expense	(26)	(21)
Less: Post-employment benefit fund catchup	-	(30)
Adjusted cost of revenues	5,216	3,821
Non-GAAP gross profit	$4,412	$3,164
Non-GAAP gross margin	45.8%	45.3%

GAAP Operating Expenses	$9,480	$8,647
Less: Stock-based compensation expense	(507)	(403)
Non-GAAP Operating Expenses	$8,973	$8,244

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	March 31,	December 31,
	2023	2022
Assets
Cash, cash equivalents, and restricted cash	$20,639	$21,988
Accounts receivable, net	6,314	6,354
Other assets	6,114	5,299
Total assets	$33,067	$33,641

Liabilities & Stockholders’ Equity
Liabilities
Accounts payable	$2,129	$1,563
Deferred revenues	6,915	7,254
Debt payable	20,233	15,134
Other liabilities	6,978	8,224
Total liabilities	$36,255	$32,175
Stockholders’ equity	$(3,188)	$1,466
Total liabilities & stockholders’ equity	$33,067	$33,641

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2023	2022

Cash flows from operating activities	$(6,221)	$(4,159)
Cash flows from investing activities	(173)	(453)
Cash flows from financing activities	5,085	13
Effect of exchange rate changes on cash and restricted cash	(40)	(4)
Net decrease in cash, cash equivalents, and restricted rash	$(1,349)	$(4,603)
Cash, cash equivalents, and restricted cash at the beginning of the period	$21,988	$41,587
Cash, cash equivalents, and restricted cash at the end of the period	$20,639	$36,984